                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CMC INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                            CMC INDUSTRIES, INC.
                                                            1801 FULTON DRIVE
                                                            CORINTH, MS 38834
                                                            TEL (601) 287-3771
                                                            FAX (601) 287-8416




October 20, 1998





TO THE SHAREHOLDERS OF CMC INDUSTRIES, INC.



         In connection with the Annual Meeting of Shareholders of CMC Industries, Inc. to be held on November 20, 1998, we enclose a Notice of Annual Shareholders' Meeting, a Proxy Statement and a form of proxy.

         At the meeting, you will be asked to elect three Class II directors to serve until the Annual Meeting of Shareholders in 2000 or until their successors are duly elected and qualified and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants and auditors for the fiscal year ending July 31, 1999. Information about these matters is contained in the enclosed Proxy Statement.

         Detailed information relating to the Company's activities and operating performance during 1998 is contained in the Annual Report to Shareholders of the Company, which is being mailed to you with this Proxy Statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the 1998 Annual Report, please notify Lanny N. Lambert, Vice President and Secretary, CMC Industries, Inc., 1801 Fulton Drive, Corinth, Mississippi 38834,
(601) 287-3771.

         You are cordially invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. We urge you to return your proxy card to us in the stamped envelope as soon as possible.

                                            Sincerely yours,




                                            /s/ Lanny N. Lambert
                                            ----------------------------------
                                            Lanny N. Lambert
                                            Vice President and Secretary

                              CMC INDUSTRIES, INC.
                            4950 Patrick Henry Drive
                             Santa Clara, CA 95054


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                NOVEMBER 20, 1998






         Notice is hereby given that the Annual Meeting of Shareholders of CMC Industries, Inc. (the "Company"), will be held on November 20, 1998, at 10:00 A.M., local time, in the offices of the Company's Mississippi Operations at 1801 Fulton Drive, Corinth, Mississippi 38834, for the following purposes:

1. To elect three (3) Class II directors to serve a three-year term or until their successors have been duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants and auditors for the fiscal year ending July 31, 1999.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on October 12, 1998 are entitled to notice of, to attend and to vote at the Annual Shareholders' Meeting and any adjournment thereof.





                                           By Order of the Board of Directors,


                                           /s/ Lanny N. Lambert
                                           ----------------------------------
                                           Lanny N. Lambert
                                           Secretary









                                    IMPORTANT

         WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE STAMPED ENVELOPE PROVIDED IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES.

                              CMC INDUSTRIES, INC.

                      1998 ANNUAL MEETING OF SHAREHOLDERS

                               November 20, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of CMC Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 20, 1998 at 10:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of the Company's Mississippi Operations at 1801 Fulton Drive, Corinth, Mississippi 38834. The Company's telephone number at that location is (601) 287-3771. The mailing address of the principal executive offices of the Company is 4950 Patrick Henry Drive, Santa Clara, California 95054. The Company's telephone number at that location is (415) 982-9999.

         These proxy solicitation materials and the Annual Report to Shareholders, including financial statements, were first mailed on or about October 20, 1998, to all shareholders entitled to vote at the Annual Meeting.

PURPOSES OF THE ANNUAL MEETING

         The purposes of the Annual Meeting are (i) to elect three (3) Class II directors to serve until the Annual Meeting in 2001 or until their successors are duly elected and qualified; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants and auditors of the Company for fiscal year 1999; and (iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE AND VOTING SECURITIES

         Shareholders of record at the close of business on October 12, 1998 ("Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 7,593,556 shares of the Company's Common Stock, $.01 par value per share, were issued and outstanding. No shares of the Company's Preferred Stock, $.01 par value per share, were outstanding.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to CMC Industries, Inc., 1801 Fulton Drive, Corinth, Mississippi 38834, Attention: Lanny N. Lambert, Secretary, or hand-delivered to a duly authorized officer of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

         Each shareholder is entitled to one vote for each share of Common Stock owned on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate votes in the election of directors.

         The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

         When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants and auditors for fiscal year 1999. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

          While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

          In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.


SHAREHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

         The Company currently intends to hold its 1999 Annual Meeting of Stockholders in mid-November 1999 and to mail Proxy Statements relating to such meeting in mid-October 1999. The date by which shareholder proposals must be received by the Company so that they may be considered for inclusion in the Proxy Statement and form of proxy for its 1999 Annual Meeting is July 15, 1999.

         Pursuant to recent amendments to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, unless a stockholder proposal for the Company's Annual Meeting in 1999 is submitted to the Company prior to September 5,1999, the Company may use its discretionary voting authority to vote proxies on such proposal.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of September 30, 1998, the Company's records indicated that the following number of shares were beneficially owned by (i) each person known by the Company to beneficially own more than 5% of the Company's shares; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table ("Named Executive Officers"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the Company knows of no agreements among its shareholders which relate to voting or investment power of its Common Stock.

                  AMOUNT AND NATURE OF                             BENEFICIAL                      PERCENT OF
         NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNERSHIP (1)                     CLASS (1)
         ------------------------------------                     -------------                     ---------
         5% HOLDERS:

          David S. Lee (2) (3)                                      1,455,759                         19.1%
          4950 Patrick Henry Drive
          Santa Clara, CA 94035


         DIRECTORS AND NAMED EXECUTIVE OFFICERS:

          David S. Lee (3)                                          1,455,759                         19.1%

          Matthew G. Landa (3)                                        201,861                          2.6%

          Andrew J. Moley (3)(4)                                      203,698                          2.6%

          Lanny N. Lambert (3)                                         41,114                           *

          Jack O'Rear (3)                                              69,635                           *

          Karl Chang (3)                                              112,148                          1.5%

          Frederick W. Gibbs (3)                                       41,712                           *

          Ira Coron (3)                                                 7,812                           *

          Charles Holloway (3)                                         12,812                           *

          Richard M. Moley                                            309,200                          4.1%

          M. Kenneth Oshman                                           250,000                          3.3%

Directors and Executive Officers as a group (3)                     2,705,751                         33.3%
(11 persons)

----------

*Less than 1%

(1) Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 7,593,556 shares issued and outstanding, excluding options to purchase 736,703 shares, which options are exercisable or become exercisable within 60 days of September 30, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares subject to options currently exercisable or exercisable within 60 days after September 30, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(2) This amount does not include 5,000 shares of Common Stock owned by Mr. Lee's children. Mr. Lee disclaims beneficial ownership of such shares.
(3) Included in the table are shares of stock which may be acquired with 60 days of September 30, 1998, by exercise of stock options as follows: Mr. Lee, 12,812; Mr. Landa, 170,185; Mr. Andrew Moley, 170,185; Mr. Lambert, 20,968; Mr. O'Rear, 61,561; Mr. Chang, 65,541; Mr. Gibbs, 12,812; Mr.
     Coron, 4,812; Mr. Holloway, 12,812; all Directors and executive officers as a group, 531,688.
(4) Included in the table for Mr. Andrew Moley are 4,753 shares owned by a trust for which he serves as a co-trustee. Mr. Moley possesses shared voting and investment power with respect to all of the shares held by such trust.

                       PROPOSAL 1. ELECTION OF DIRECTORS

NOMINEES

         The Company's Board of Directors currently consists of eight persons serving staggered three-year terms. Three Class II directors will be elected at the Annual Meeting for a term of three years. The Class III directors, whose terms will expire in 1999, are Mr. David S. Lee, Mr. Charles Holloway and Mr. Richard M. Moley, and the Class I directors, whose terms will expire in 2000, are Mr. Frederick W. Gibbs and Mr. Ira Coron.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three (3) nominees named below, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve a term of three years or until such director's successor has been duly elected and qualified.

VOTE REQUIRED

         The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors as Class II Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW:

                     Class II Directors (Term expiring 2001)

                                Matthew G. Landa
                                 Andrew J. Moley
                                M. Kenneth Oshman

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the directors and executive officers of the Company and its subsidiaries.

                                                        Position(s) with the                            Director
Name                                Age                 Company                                          Since
----                                ---                 -------                                          -----
DIRECTORS:

David S. Lee                        61                  Chairman of the Board                             1990

Matthew G. Landa                    33                  President and Chief
                                                        Executive Officer                                 1995

Andrew J. Moley                     34                  Executive Vice President and                      1995
                                                        Chief Financial Officer

Ira Coron                           69                  Director                                          1996

Frederick W. Gibbs                  66                  Director                                          1993

                                                        Position(s) with the                            Director
Name                                Age                 Company                                          Since
----                                ---                 -------                                          -----

Charles Holloway                    62                  Director                                          1996

Richard M. Moley                    59                  Director                                          1998

M. Kenneth Oshman                   58                  Director                                          1998


EXECUTIVE OFFICERS:


Karl Chang                          43                  Vice President,
                                                        President
                                                        Asian Operations

Lanny N. Lambert                    49                  Vice President
                                                        and Secretary

Jack O'Rear                         57                  Vice President and
                                                        Chief Operating Officer,



Set forth below is certain additional biographical information concerning the directors and executive officers of the Company:

         DAVID S. LEE. Mr. Lee organized the Company in July 1990 and served as its Chairman until 1993. He assumed the positions of Chairman of the Board, Acting President and Chief Executive Officer from May 1995 until November 1995 and continues to hold the position of Chairman of the Board. Mr. Lee is the Chairman of Cortelco Systems Holding Corp., a telecommunications company and serves as a director of Award Software International, Centigram Communications Corporation, DTC Data Technology Corporation and of Linear Technology Corporation. From 1983 to 1985, he served as a Vice President of ITT Corporation ("ITT") and as Group Executive and Chairman of its Business Information Systems Group

         MATTHEW G. LANDA. Mr. Landa has served as a director since November 1995 and as President and Chief Executive Officer since October 1995. From 1991 to 1994, Mr. Landa served as Chief Operating Officer and a member of the Board of Directors of Silicon Valley Technology, an electronics manufacturing services firm. From 1986 to 1989, Mr. Landa worked as a consultant at Monitor Company, a strategic management consulting firm and in 1990 as an associate at Morgan Stanley and Co., an investment bank.

         ANDREW J. MOLEY. Mr. Moley has served as a director since November 1995. Mr. Moley also served as Chief Financial Officer and Chief Operating Officer from October 1995 to August 1996 and currently serves as Executive Vice President and Chief Financial Officer of the Company. From 1993 to 1994, Mr. Moley served as Chief Financial Officer of Silicon Valley Technology, an electronics manufacturing services firm. From 1991 to 1993, Mr. Moley worked as a strategic consultant with Mercer Management Consulting and from 1986 to 1989, as the Chief Financial Officer of the Jim Waters Corp., a wholesale building supplies company.

         IRA CORON. Mr. Coron has served as a director since September 1996. Since March 1994, Mr. Coron has served as Chairman of the Board of California Amplifier, Inc., a communications equipment manufacturing company. From 1994 to 1997, Mr. Coron also served as Chief Executive Officer of California Amplifier, Inc. From 1989 to 1994, Mr. Coron was an independent management consultant to several companies and venture capital firms. Mr. Coron retired from TRW, Inc. after serving in numerous senior management positions from June 1967 to July 1989, including Vice President and General Manager of TRW's Electronic Components Group. He is also a director of Made2manage Systems, Inc. and serves on the Board of Directors of the Wireless Cable Association.

         FREDERICK W. GIBBS. Mr. Gibbs has served as a director since September 1993. Mr. Gibbs is an attorney and partner with Gibbs and Gregory, Attorneys at Law. From 1986 to 1988, Mr. Gibbs served as a consultant with ITT. In

1988, Mr. Gibbs founded Mulberry Hill Enterprises, a consulting firm which specializes in telecommunications and electronics, business acquisition analysis and international business. From 1980 to 1986, Mr. Gibbs served as Executive Vice President of ITT and Senior Group Executive of Telecommunications and Electronics, a division of ITT. From 1965 to 1980, Mr. Gibbs served in various management positions with ITT.

         CHARLES HOLLOWAY. Professor Holloway has served as a director since August 1996. Professor Holloway has been affiliated with Stanford University since 1968. Professor Holloway is the holder of the Kleiner, Perkins, Caufield & Byers Professorship in Management at the Stanford University Graduate School of Business. Professor Holloway serves as a board member and a consultant with a range of technology firms, and has authored numerous books and articles on the subjects of manufacturing and management.

         RICHARD M MOLEY. Mr. Moley has served as a director since January 1998. Mr. Moley is presently a private investor. From 1996 to 1998, Mr. Moley served as Senior Vice President and Director of Cisco Systems, Inc. Mr. Moley served as President, Chief Executive Officer and Chairman of Stratacom, Inc. from its inception in 1988 until its acquisition by Cisco in July 1996. Mr. Moley currently serves on the Board of Directors of Linear Technology, Cidco, Echelon and several private companies.

         M. KENNETH OSHMAN. Mr. Oshman has served as a director since January 1998. Mr. Oshman is President, Chairman and Chief Executive Officer of Echelon Corporation, a company that creates and provides technology and products for the control network industry. Mr. Oshman, with three associates, founded ROLM Corporation ("ROLM"), a telecommunications equipment company, in 1969. He was Chief Executive Officer, President, and a director at ROLM from its founding until its merger with IBM in 1984. Following the merger, he became a Vice President of IBM and remained in that position until 1986. Mr. Oshman serves as a director of Sun Microsystems, Knight-Ridder, Inc. and Snap/Track, Inc. Mr. Oshman earned his B.A. and B.S. degrees from Rice University and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University. He has served as Chairman of the Board of the Stanford Alumni Association, Chairman of the American Electronics Association, the Santa Clara County Manufacturing Group and the Community Foundation of Silicon Valley.

         KARL CHANG. Mr. Chang has served as President of the Company's Asian operations since September 1997. Mr. Chang joined the Company as Vice President and President - California Operations in January 1993 when the Company acquired Topaz Industries, Inc. Mr. Chang served as President of Topaz Industries, Inc. beginning in 1990. Prior to 1990, Mr. Chang held various manufacturing and engineering positions with Vantronic Corporation, Sun Microsystems, Solectron Corporation, Hewlett-Packard Company and AT&T.

         LANNY N. LAMBERT. Mr. Lambert has been Vice President of the Company since July 1990 and Secretary since June 1993. Mr. Lambert also served as Chief Financial Officer from July 1990 to October 1995. Mr. Lambert joined ITT in 1983 and held various positions in the financial department in the Corinth facility, including Manager of Financial Analysis and Plant Controller. Mr. Lambert was elected Vice President, Finance and Administration and Chief Financial Officer of Corinth Telecommunication Corp., a subsidiary of Alcatel n.v., in 1989. Mr. Lambert also served as Vice President and Chief Financial Officer of Cortelco until August 1993.

         JACK O'REAR. Mr. O'Rear has been Chief Operating Officer of the Company since August 1996 and Vice President since August 1994. Mr. O'Rear became President of the Mississippi Operations in November 1994. From 1989 until joining the Company, Mr. O'Rear served as Vice President of North American Operations for AVEX Electronics, an electronics manufacturing services company.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Report of the Compensation Committee

         The Compensation Committee is responsible for the design and implementation of salary and incentive programs for executive officers and other key executives. The Company's compensation objectives are to support the Company's financial objectives and performance goals, provide compensation that will attract and retain superior management and reward performance.

         Rapid market and product diversification have caused the Company to rely on hiring senior executives from outside the corporate organization, rather than growing or training managers from within. In general, the executive salary structure is based significantly on local economic considerations for each market in which management level personnel are retained. The Company makes it a practice to recruit the best possible talent available to fill given positions.

         Salaries and bonuses are negotiated on an individual basis, and generally the executive compensation includes a base salary coupled with bonus compensation. Bonus compensation takes into consideration not only revenues, but also profitability. Additionally, the Company has adopted a stock option plan for executives and the Board believes that equity participation should play a significant role in compensation structure and has made it a practice to provide its key executives with the opportunity to acquire stock of the Company. Further, executive performance is reviewed on an annual basis with each executive.

         The compensation of the Chief Executive Officer is based upon recommendation of the Compensation Committee based upon a determination of whether the Company has achieved its overall corporate performance. In particular, the Compensation Committee would consider corporate performance factors including operating profit/loss, excluding non-recurring charges, the Company's performance relative to peer companies and the ability of the Company to achieve its business objectives. Base salary is determined by comparing base salaries paid to other executive officers employed by companies in the industry with the intent of maintaining the competitiveness of the Company in retaining its Chief Executive Officer.

                            COMPENSATION COMMITTEE:
                            David S. Lee             Ira Coron
                            Frederick W. Gibbs       M. Kenneth Oshman

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Neither Mr. David S. Lee, Mr. Frederick W. Gibbs, Mr. Ira Coron, nor Mr. M. Kenneth Oshman, the members of the Company's Compensation Committee during fiscal 1998, is an executive officer of any entity for which any executive officer of the Company serves as a director or a member of the compensation committee. See "Certain Relationships and Related Transactions."

                   INFORMATION REGARDING MEETINGS OF DIRECTORS

         During the last fiscal year, the Board of Directors held a total of five meetings. No director attended fewer than 75% of the meetings of the Board of Directors or committees of the Board of Directors held during fiscal 1998 during the period which such directors were members of the Board of Directors. Directors not otherwise employed by the Company received $2,000 per quarter and $500 for each meeting attended. The Company also reimbursed such directors for the expenses incurred in attending meetings.

         The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions. Members of the Compensation Committee during fiscal 1998 were Messrs. Lee, Gibbs, Coron and Oshman. The Compensation Committee is primarily responsible for reviewing and administering the Company's employee benefit plans. The Compensation Committee held one meeting during fiscal 1998. During fiscal 1998, the Audit Committee consisted of Messrs. Holloway, Gibbs and R. Moley. The Audit Committee is primarily responsible for engaging the Company's independent accountants and supervising matters relating to audit functions, reviewing audit results with the auditors, and reviewing the scope and results of the Company's internal auditing procedures and the adequacy of the internal accounting controls. The Audit Committee held one meeting during fiscal 1998

                             EXECUTIVE COMPENSATION

         The following table shows the aggregate cash compensation paid during the three years ended July 31, 1998 to the Chief Executive Officer and the Named Executive Officers of the Company, who each received cash compensation in excess of $100,000 in fiscal 1998.

                           Summary Compensation Table

                                                                                                 Long-term
                                                           Annual Compensation                  Compensation
                                               ------------------------------------------       ------------
                                                                           Other Annual
Name and Position                    Year      Salary ($)    Bonus ($)    Compensation ($)       Options (#)
-----------------                    ----      ----------    ---------    ----------------       -----------
Matthew G. Landa                     1998      $229,243        60,000(1)     $   119(2)            60,000
President and Chief                  1997      $195,481           -0-        $   119(2)            41,667
Executive Officer                    1996      $125,693(3)        -0-        $20,000(4)           150,000


Andrew J. Moley                      1998      $206,880        50,000(1)     $   119(5)            60,000
Executive Vice President             1997      $179,712           -0-        $   119(5)            41,667
and Chief Financial Officer          1996      $125,693(6)        -0-        $20,000(7)           150,000


Jack O'Rear                          1998      $202,138        40,000(1)     $6,612(8)             40,000
Vice President and                   1997      $182,079        16,000(1)     $8,233(8)             15,000
Chief Operating Officer              1996      $175,011           -0-        $5,604(8)              5,000


Karl Chang                           1998      $117,700         5,000(1)     $7,280(9)                -0-
Vice President, President-           1997      $117,700           -0-           -0-                10,000
Asian Operations                     1996      $107,000           -0-           -0-                 5,000


Lanny N. Lambert                     1998      $117,000        15,000(1)     $5,561(10)            25.000
Vice President                       1997      $105,279         8,000(1)     $5,530(10)             6,000
And Secretary                        1996      $101,192           -0-           -0-                 1,500

----------

(1)  Includes bonus earned in prior fiscal year.
(2)  Includes life insurance premiums paid on behalf of Mr. Landa.
(3)  Mr. Landa joined the Company in October 1995.
(4) Includes consultant fees paid to Mr. Landa prior to his employment by the Company.
(5)  Includes life insurance premiums paid on behalf of Mr. Moley.
(6)  Mr. Moley joined the Company in October 1995.
(7) Includes consultant fees paid to Mr. Moley prior to his employment by the Company.
(8) Includes automobile expense allowance, life insurance premiums and personal airfare for Mr. O'Rear.
(9)  Includes automobile expense allowance and insurance premiums for Mr. Chang
(10) Includes automobile expense allowance and insurance premiums for Mr.
     Lambert.

                          Option Grants in Fiscal 1998

                                 Percent of total                                        Potential realizable value at
                                 options granted to    Exercise or                       assumed annual rate of stock
                   Options       employees in fiscal     base          Expiration            price appreciation
Name               Granted (#)          year           price ($/sh)       date                 for option term
----               -----------   -------------------   ------------    ----------       -----------------------------
                                                                                         5% ($)             10% ($)
                                                                                        ---------          ----------

Matthew Landa        60,000              10%            10.125          10/15/07        $ 382,053          $  968,198

Andrew Moley         60,000              10             10.125          10/15/07        $ 382,053          $  968,198

Jack O'Rear          15,000               3               8.00          08/22/07        $  75,467          $  191,249
                     15,000               3              10.50          11/13/07        $  99,050          $  251,014
                     10,000               2               9.00          05/18/08        $  56,600          $  143,436

Lanny N. Lambert      5,000               1               8.00          08/22/07        $  25,155          $   63,749
                     20,000               3               9.00          05/18/08        $ 113,201          $  286,873






                            Year-end Option Values(1)

                                                        Number of Unexercised Options   Value of Unexercised In-The-Money
                   Shares acquired    Value             at Year-end                     Options at Year-end ($)
Name               on exercise  (#)   realized ($)      Exercisable/Unexercisable       Exercisable/Unexercisable
----               ----------------   ------------      -------------------------       -------------------------

Matthew Landa           25,000          $139,062            150,138 / 76,529                $332,864 / $ 30,261

Andrew Moley            25,000          $139,062            150,138 / 76,529                $332,864 / $ 30,261

Jack O'Rear             -0-                $-0-              55,310 / 44,690                $155,330 / $ 14,120

Karl Chang              -0-                $-0-              63,040 / 10,627                $ 80,749 / $ 21,593

Lanny Lambert           -0-                $-0-              17,426 / 27,574                $ 12,361 / $  3,919

----------

Market values of the underlying securities at July 31, 1998, $6.625 per share, minus exercise price of the unexercised options.

Performance Graph

         The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the five-year period beginning July 31, 1993 and ending July 31, 1998 for the Company, The Nasdaq Stock Market (U.S. companies) Index (the "Nasdaq Index") and a peer group index (the "Peer Group Index"), which is described in the legend to the graph. The Peer Group consists of the following companies: ACT Manufacturing, Inc., Benchmark Electronics, Inc., Dovatron International, Inc., Flextronics International Ltd., I E C Electronics Corp., Jabil Circuit, Inc., Plexus Corp., SCI Systems, Inc., Sanmina Corp. and Solectron Corp. The graph assumes that $100 was invested in the Company's Common Stock, in the Nasdaq Index and in the Peer Group Index on December 9, 1993 (the date of the closing of the Company's initial public offering). Note that historic stock price performance is not necessarily indicative of future stock price performance.

                                      Nasdaq Stock Market      Self-Determined
Date       CMC Industries, Inc.         (US Companies)           Peer Group
07/31/93                                     92.358                 80.819
08/31/93                                     97.132                 87.143
09/30/93                                    100.025                 96.491
10/31/93                                    102.273                 96.721
11/30/93                                     99.223                101.297
12/09/93         100.000                    100.000                100.000
12/31/93          97.143                    101.989                102.234
01/31/94         114.286                    105.085                105.806
02/28/94         112.857                    104.104                111.734
03/31/94          65.714                     97.702                 99.828
04/30/94          58.571                     96.435                 95.299
05/31/94          40.000                     96.670                 92.816
06/30/94          35.714                     93.135                 86.429
07/31/94          40.000                     95.045                 90.002
08/31/94          34.286                    101.105                101.721
09/30/94          34.286                    100.846                 99.242
10/31/94          45.714                    102.828                 96.167
11/30/94          55.714                     99.417                 95.253
12/31/94          60.000                     99.696                 94.062
01/31/95          52.857                    100.254                 89.233
02/28/95          50.000                    105.556                 88.738
03/31/95          44.286                    108.685                 97.761
04/30/95          25.714                    112.107                101.469
05/31/95          25.714                    114.998                104.081
06/30/95          31.429                    124.317                118.519
07/31/95          37.143                    133.455                133.409
08/31/95          37.143                    136.160                137.233
09/30/95          48.571                    139.291                147.868
10/31/95          48.571                    138.492                149.772
11/30/95          50.714                    141.744                154.910
12/31/95          48.571                    140.990                149.820
01/31/96          45.714                    141.685                153.404
02/29/96          58.571                    147.079                161.633
03/31/96          58.571                    147.566                154.408
04/30/96          71.429                    159.809                169.906
05/31/96          94.286                    167.147                169.325
06/30/96          73.571                    159.612                146.209
07/31/96          67.143                    145.396                129.195
08/31/96          87.143                    153.542                150.710
09/30/96          85.714                    165.287                185.006
10/31/96          98.571                    163.460                191.251
11/30/96         105.714                    173.566                207.745
12/31/96         110.000                    173.408                203.022
01/31/97         137.143                    185.732                233.873
02/28/97         102.857                    175.478                203.210
03/31/97         105.714                    164.027                199.708
04/30/97          95.714                    169.152                255.850
05/31/97          87.143                    188.326                253.260
06/30/97          85.714                    194.094                291.438
07/31/97          75.714                    214.561                336.902
08/29/97         118.571                    214.207                385.299
09/30/97         125.000                    226.867                431.517
10/31/97         114.286                    215.116                358.209
11/28/97         137.143                    216.195                349.259
12/31/97          67.143                    212.741                347.592
01/30/98         101.429                    219.413                353.021
02/27/98         112.857                    240.014                402.159
03/31/98         117.143                    248.864                332.188
04/30/98         107.143                    253.081                366.438
05/29/98         104.286                    239.192                327.141
06/30/98          84.286                    256.044                339.946
07/31/98          75.714                    253.187                365.027

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has had numerous transactions with its former affiliate and customer, Cortelco Systems Holding Corp. ("Cortelco"), including the transfer of certain assets and related liabilities associated with the telephone business to Cortelco in exchange for 1,000,000 shares of Preferred Stock of Cortelco in August 1993, the execution of an agreement to provide certain products and related support services to customers of Cortelco and a working capital loan which was paid in full in August 1993. In addition, Mr. Lee, a director of the Company, is also a director of Cortelco. Mr. Lee is the largest stockholder of each of the Company and Cortelco.

         In July 1998, the Company converted certain older accounts receivable from Cortelco totaling $2.0 million into a note receivable. Under the terms of the note, Cortelco agrees to pay the balance over a three-year term with monthly payments of $50,000 plus interest and a final installment of $200,000 due at the end of the three-year period. Interest accrues on the note at a rate of 9.0% per annum. The Company continues to provide credit for manufacturing services sold to Cortelco in the form of trade receivables.

         During fiscal 1997, the Company executed an agreement and subsequently acquired 42,500 shares of the Company's common stock in exchange for a $441,000 receivable due from DTC Data Technology Corporation ("DTC"), a company of which Mr. Lee is President, Chairman of the Board and has an ownership interest. The shares were acquired from a company affiliated through common ownership to DTC. The number of shares was based on the fair market value of the stock at the time of the transaction.

         The Company has, and expects to have, transactions in the ordinary course of its business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.


                 PROPOSAL 2. RATIFICATION OF APPOINTMENT OF THE
                      INDEPENDENT ACCOUNTANTS AND AUDITORS

         The Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants and auditors, to audit the consolidated financial statements of the Company for the fiscal year ending July 31, 1999 and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. PricewaterhouseCoopers LLP served as independent accountants and auditors of the Company for the fiscal year ended July 31, 1998 and each year since its inception. Representatives of the firm will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required to authorize the foregoing proposal.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 1999.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         The federal securities laws require the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company. To the Company's knowledge and based solely on the review of the copies of such reports furnished to the Company, including Forms 5 filed by the Company's Directors and Executive Officers in which, to the Company's knowledge, any prior reporting defects were corrected, and representations that no other reports were required, during the fiscal year ended July 31, 1998, all of the Company's officers and directors made all required filings.

                                  OTHER MATTERS

         The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

         It is important that your stock be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

         UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JULY 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO LANNY N. LAMBERT, VICE PRESIDENT AND SECRETARY, CMC INDUSTRIES, INC., 1801 FULTON DRIVE, CORINTH, MISSISSIPPI 38834.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ Lanny N. Lambert
                                        ----------------------------------
Corinth, Mississippi                    Lanny N. Lambert
October 20, 1998                        Secretary

                                                                      Appendix A

                                      PROXY
                              CMC INDUSTRIES, INC.
                 4950 PATRICK HENRY DRIVE, SANTA CLARA, CA 95054

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of CMC Industries, Inc. (the "Company") appoints Lanny N. Lambert with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of the Company at the close of business on October 12, 1998, which I would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held in the Company's offices at 1801 Fulton Drive, Corinth, Mississippi 38834, on November 20, 1998, at 10:00 A.M., local time, and at any and all postponements or adjournments, upon the matters which the undersigned would be entitled to vote, if then and there personally present, as set forth in the notice of said meeting. The Proxy is further authorized to vote in his discretion as to any other matters which may come before the meeting. The Board of Directors at the time of preparation of the Proxy Statement knows of no business to come before the meeting other than that referred to in the Proxy Statement.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.

         (1)      Election of three (3) Class II Directors

                  [ ] For all nominees listed below (except as indicated to the contrary below).

                  [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

                                    Matthew G. Landa
                                    Andrew J. Moley
                                    M. Kenneth Oshman

         Instruction: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.


--------------------------------------------------------------------------------

                  (2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants and auditors for the Fiscal year ending July 31, 1999.

                           [ ] For             [ ] Against          [ ] Abstain


The undersigned hereby acknowledges receipt of notice of said meeting and the Proxy Statement.

Date                       , 1998                    Signed
     ----------------------
                                                     ---------------------------
Number of Shares:
                  -----------------

                                                     Signed

     (Label to be placed here)                       ---------------------------

                                                     Shareholder signs here
                                                     exactly as shown on the
                                                     label affixed hereto.
                                                     Administrator, Trustee, or
                                                     Guardian, please give full
                                                     title. If more than one
                                                     Trustee, all should sign.
                                                     All Joint Owners should
                                                     sign.


Please indicate if you plan to attend the Shareholders' Meeting.

        Yes, I plan to attend the Shareholders' Meeting.
-------
        No, I do not plan to attend the Shareholders' Meeting.
-------

    PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.